UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

Seventy Seven Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36354	45-3338422
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

777 N.W. 63rd Street Oklahoma City, Oklahoma	73116
(Address of principal executive offices)	(Zip Code)

(405) 608-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously disclosed, on June 7, 2016, Seventy Seven Energy Inc. (“we” or the “Company”) and all of its direct and indirect wholly owned subsidiaries (together with the Company, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). On July 14, 2016, the Court issued an order (the “Confirmation Order”) confirming the Joint-Prepackaged Plan of Reorganization (as amended and supplemented, the “Plan”) of the Debtors.

On August 1, 2016 (the “Effective Date”) the Plan became effective pursuant to its terms and the Debtors emerged from their chapter 11 cases.

The description of the Confirmation Order and the Plan in this report is qualified in its entirety by reference to the full text of the Confirmation Order and the Plan, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2016.

Item 1.01 Entry into a Material Definitive Agreement

Warrant Agreement

On the Effective Date, by operation of the Plan, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with Computershare Inc. and Computershare Trust Company, N.A. (collectively, the “Warrant Agent”).

On the Effective Date, by operation of the Plan, the Company issued three series of warrants to former holders of Existing Holdco Equity Interests (as defined in the plan) and the holders of HoldCo Notes (as defined in the Plan):

•	The Company issued Series A Warrants (“Series A Warrants”), which are exercisable until August 1, 2021, to purchase up to an aggregate of 3,882,353 shares of common stock, par value $0.01 per share, of Common Stock of the Company (“Common Stock”) at an exercise price of $23.82 per share, to holders of HoldCo Notes.

•	The Company issued Series B Warrants (“Series B Warrants”), which are exercisable until August 1, 2021, to purchase up to an aggregate of 2,875,817 shares of Common Stock at an exercise price of $69.08 per share, to the holders of Existing Holdco Equity Interests. In addition, the Company issued Series C Warrants (“Series C Warrants,” and, together with the Series A Warrants and Series B Warrants, the “Warrants”), which are exercisable until August 1, 2023, to purchase up to an aggregate of 3,195,352 shares of Common Stock at an exercise price of $86.93 per share, to the holders of Existing Holdco Equity Interests.

All unexercised Warrants will expire, and the rights of the holders of such warrants (the “Warrant Holders”) to purchase shares of Common Stock will terminate on the first to occur of (i) the close of business on their respective expiration dates and (ii) the date of completion of (A) any Affiliated Asset Sale (as defined in the Warrant Agreement) or (B) a Change of Control (as defined in the Warrant Agreement). Following the effective date, there are 3,882,353 Series A Warrants, 2,875,817 Series B Warrants and 3,195,352 Series C Warrants outstanding.

No Rights as Stockholders. Pursuant to the Warrant Agreement, no Warrant Holder, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, to consent, to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of shares of Common Stock, or to exercise any rights whatsoever as a stockholder of the Company unless, until and only to the extent such persons become holders of record of shares of Common Stock issued upon settlement of Warrants.

Adjustments. The number of shares of Common Stock for which a Warrant is exercisable, and the exercise price per share of such Warrant are subject to adjustment from time to time upon the occurrence of certain events including: (1) the issuance of shares of Common Stock as a dividend or distribution to all holders of shares of Common Stock, or a subdivision, combination, split, reverse split or reclassification of the outstanding shares of Common Stock into a greater or smaller number of shares of Common Stock; (2) the issuance as a dividend or distribution to all holders of shares of Common Stock of evidences of indebtedness, securities (including convertible securities) of the Company or any other person or entity (other than shares of Common Stock), cash or other property; and (3) the payment in respect of a tender offer or exchange offer by the Company for shares of Common Stock, where the cash and fair value of any other consideration included in the payment per share of Common Stock exceeds the fair value of a share of Common Stock as of the open of business on the second business day preceding the expiration date of the tender or exchange offer.

Third-Party Mergers or Consolidations. In the event of a merger or consolidation where (i) the acquirer is not an affiliate of the Company and (ii) all of the equity held by equity holders of the Company outstanding immediately prior thereto is extinguished or replaced by equity in a different entity (except in cases where the equity holders of the Company represent more than 50% of the total equity of such surviving entity) (a “Non-Affiliate Combination), holders of Warrants shall be solely entitled to receive the consideration per Warrant that is payable per share of common stock of the Company, less the applicable exercise price of the Warrant, paid in the same form and in the same proportion as is payable to holders of common stock. If the consideration is any form other than cash, the holders of the Warrants shall have ten business days prior to the consummation of the Non-Affiliate Combination to exercise their respective Warrants, and any Warrants not exercised will terminate.

Reorganization Event. Upon the occurrence of certain events constituting a merger or consolidation other than as a Non-Affiliate Combination or any recapitalization, reorganization, consolidation, reclassification, change in the outstanding shares of Common Stock, statutory share exchange or other transaction other than a Non Affiliate Combination (a “Reorganization Event”), each holder of Warrants will have the right to receive, upon exercise of a Warrant, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of one Common Share would have owned or been entitled to receive in connection with such Reorganization Event.

Net Share Settlement. The Warrants will permit a holder of Warrants to elect to exercise the Warrant such that no payment of cash will be required in connection with such exercise. If net share settlement is elected, the Company shall deliver, without any cash payment therefor, a fraction of a Common Share equal to the value (as of the exercise date for such Warrant) of one Common Share minus the applicable exercise price, divided by the value of one Common Share.

This summary is qualified in its entirety by reference to the full text of the Warrant Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Stockholders Agreement

On the Effective Date, by operation of the Plan, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with certain funds affiliated with and/or managed by each of Blue Mountain Capital Management, LLC (“Blue Mountain”), Axar Capital Management, LLC (“Axar”) and Mudrick Capital Management, LLC (“Mudrick”) (each a “Holder”). Blue Mountain, Axar and Mudrick, in each case together with their applicable affiliates, are expected to initially beneficially own approximately 37%, 16% and 8% of the Common Stock as of the Effective Date.

The Stockholders Agreement permits (a) Blue Mountain and its applicable affiliates to designate for nomination initially two directors to the Board of Directors of the Company (the “Board”), (b) Axar and its applicable affiliates to designate for nomination one director to the Board and (c) Mudrick and its applicable affiliates to designate for nomination one director to the Board. Each of the Holders will also have the right to designate one non-voting observer to the Board. In addition, the Company’s President and Chief Executive Officer is required to be designated for nomination to the Board, and the Board or a designated committee thereof is required to designated two other individuals.

Each of the Holders will continue to have the right to nominate directors and observers as described above at succeeding annual meetings unless such Holder’s ownership percentage of Common Stock is reduced to less than 5%, in which case such Holder’s right to nominate directors and observers to the Board will cease. Blue Mountain’s right to designate two directors for nomination will be reduced to one director upon its reduction in ownership percentage to less than 15% but more than 5% of Common Stock.

Blue Mountain’s initial designees under the Stockholders Agreement were Edward DiPaolo and Steven Hinchman; Axar’s initial designee was Andrew Axelrod; and Mudrick’s initial designee was Victor Danh. Doug Wall and David King were also designated as members of the Board pursuant to the Stockholders Agreement. Jerry Winchester, the Company’s President and Chief Executive Officer, will also serve as a director pursuant to the Stockholders Agreement.

Certain significant actions by the Company require the consent of one or more of the Holders. These actions include, but are not limited to, the issuance of equity securities of the Company representing more than 10% of the shares of Common Stock issued pursuant to the Plan, the incurrence of indebtedness under the Exit Credit Facility (as defined below) in excess of $275 million in the aggregate and other indebtedness in excess of $550 million in the aggregate, and the consummation of acquisitions greater than $100 million.

Under the Stockholders Agreement, the Holders will be entitled to certain preemptive rights upon the issuance of certain types of equity or debt securities by the Company. The Stockholders Agreement also provides for certain restrictions on transfers of shares of Common Stock and certain other equity securities by the Holders. Among certain other restrictions, each Holder is restricted from transferring certain types of equity securities to a Company Competitor (as defined in the Stockholders Agreement). However, such restriction does not apply (i) if such transfer is effected on a national securities exchange on which the Common Stock is listed or traded or through broker’s transactions in which a Company Competitor is not known to be a purchaser or (ii) to any transfer approved by a majority of the Board members other than the Board designees designated by the transferring holder.

The Stockholders Agreement provides that it will terminate (i) automatically upon the consumption of a registered public offering of Common Stock that results in gross proceeds to the Company equal to or greater than $50 million and the shares being listed on a national securities exchange, (ii) automatically upon the consummation of one or more registered public offering of Common Stock that results in gross proceeds to the Company or the selling stockholders equal to or greater than $50 million and the shares of Common Stock being listed on a national securities exchange or (iii) upon the written consent of each of the Holders.

This summary is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Registration Rights Agreement

On the Effective Date, by operation of the Plan, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain funds affiliated with and/or managed by each of Blue Mountain, Axar and Mudrick (collectively, the “Registration Rights Holders”).

The Registration Rights Agreement provides certain demand registration rights to the Registration Rights Holders at any time following the six-month anniversary of the Effective Date. The Company will not be required to effect more than (i) four demand registrations delivered by each Registration Rights Holder or (ii) one demand registration delivered by any holder in any 180-day period.

If, following the six-month anniversary of the Effective date, the Company qualifies for the use of Form S-3, the Registration Rights Holders may require the Company, subject to restrictions set forth in the Registration Rights Agreement, to file a shelf registration statement on Form S-3 covering the resale of such holder’s registrables securities.

In addition, if the Company proposes to register shares of its Common Stock in certain circumstances, the Registration Rights Holders will have certain “piggyback” registration rights, subject to restrictions set forth in the Registration Rights Agreement, to include their shares of Common Stock in the registration statement.

This summary is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Board Observer Agreement

On the Effective Date, by operation of the Plan, the Company entered into an agreement (the “Board Observer Agreement”) with Anchorage Capital Master Offshore, Ltd., York Credit Opportunities Investments Master Fund, L.P., York Credit Opportunities Fund, L.P., Citadel Equity Fund Ltd. and ValueWorks Limited Partnership.

Pursuant to the Board Observer Agreement, the parties thereto will have the option and right to appoint a single representative, who must be reasonably acceptable to the Board, to attend all meetings of the board of directors of the Company in an observer capacity (the “Board Observer”). These rights will terminate on the earlier of (a) the expiration of the Series A Warrants or (b) the date on which the parties thereto and their applicable affiliates cease to own or control, in the aggregate, at least 5% of the Common Stock, or Warrants with the right to acquire at least 5% of the Common Stock.

This summary is qualified in its entirety by reference to the full text of the Board Observer Agreement, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Litigation Trust Agreement

On the Effective Date, by operation of the Plan, the Debtors entered into a Litigation Trust Agreement (the “Litigation Trust Agreement”) with Alan Carr (the “Trustee”), pursuant to which the Litigation Trust (the “Trust”) was established for the benefit of specified holders of allowed claims. Pursuant to the Plan and the Confirmation Order, the Company transferred specified claims and causes of action to the Trust with title to such claims and causes of action being free and clear of all liens, claims, encumbrances, and interests. In addition, pursuant to the Plan and Confirmation Order, the Company transferred $50,000 in cash to the Trust to pay the reasonable costs and expenses associated with the administration of the Trust. The Trustee may prosecute the transferred claims and causes of action and conduct such other action as described in and authorized by the Plan, make timely and appropriate distributions to the beneficiaries of the Trust and otherwise carry out the provisions of the Litigation Trust Agreement. The Company is not a beneficiary of the Trust.

The above summary of the Litigation Trust Agreement is qualified in its entirety by reference to the full text of the Litigation Trust Agreement, which is attached hereto as Exhibit 10.5 and incorporated by reference herein.

Exit Credit Facility

On the Effective Date, by operation of the Plan, certain of our domestic subsidiaries as borrowers entered into a five year senior secured revolving credit facility (the “Exit Credit Facility”) with total commitments of $100 million. The maximum amount that we may borrow under the Exit Credit Facility is subject to the borrowing base, which is based on a percentage of eligible accounts receivable, subject to reserves and other adjustments.

All obligations under the Exit Credit Facility are fully and unconditionally guaranteed jointly and severally by the Company and all of our other present and future direct and indirect material domestic subsidiaries. Borrowings under the Exit Credit Facility are secured by liens on substantially all of our personal property, and bear interest at our option at either (i) the Base Rate, calculated as the greatest of (1) the rate of interest publicly announced by Wells Fargo Bank, National Association, as its “prime rate,” subject to each increase or decrease in such prime rate effective as of the date such change occurs, (2) the federal funds effective rate plus 0.50% and (3) the one-month LIBOR Rate plus 1.00%, each of which is subject to an applicable margin, or (ii) LIBOR, plus, in each case, an applicable margin. The applicable margin ranges from 1.00% to 1.50% per annum for Base Rate loans and 2.00% to 2.50% per annum for LIBOR loans. The unused portion of the Exit Credit Facility is subject to a commitment fee that varies from 0.375% to 0.50% per annum , according to average unused amounts. Interest on LIBOR loans is payable at the end of the selected interest period, but no less frequently than quarterly. Interest on Base Rate loans is payable monthly in arrears.

The Exit Credit Facility contains various covenants and restrictive provisions which limit our ability to (1) enter into asset sales; (2) incur additional indebtedness; (3) make investments or loans and create liens; (4) pay certain dividends or make other distributions and (5) engage in transactions with affiliates. The Exit Credit Facility also requires maintenance of a fixed charge coverage ratio based on the ratio of consolidated EBITDA to fixed charges, in each case as defined in the Exit Credit Facility. If we fail to perform our obligations under the agreement that results in an event of default, the commitments under the Exit Credit Facility could be terminated and any outstanding borrowings under the Exit Credit Facility may be declared immediately due and payable. The Exit Credit Facility also contains cross default provisions that apply to our other indebtedness.

The above summary of the Exit Credit Facility is qualified in its entirety by reference to the text of the Exit Credit Facility, which is attached hereto as Exhibit 10.6 and incorporated by reference herein.

Term Loan Amendment

On the Effective Date, by operation of the Plan, the Company entered into an amendment (the “First Amendment to Incremental Term Loan”) to its existing $400.0 million seven-year term loan credit agreement (the “Term Loan”) and related guaranty agreement that will, among other things, require us to use commercially reasonable efforts to maintain credit ratings with Moody’s and S&P, restrict our ability to create foreign subsidiaries, and revise certain provisions to address the granting of new liens on our assets. On the Effective Date, by operation of the Plan, the Company entered into new amended and restated security documentation in connection with the Term Loan and Incremental Term Loan that will grant liens on and security interests in substantially all of our assets (subject to certain exclusions).

The above summary of the First Amendment to Incremental Term Loan is qualified in its entirety by reference to the text of the First Amendment to Incremental Term Loan, which is attached hereto as Exhibit 10.7 and incorporated by reference herein.

Incremental Term Loan Amendment and Waiver

On the Effective Date, by operation of the Plan, the Company entered into a waiver in respect of the incremental term supplement to the Term Loan, pursuant to which the Company borrowed $100.0 million in aggregate principal amount in May 2015 (the “Incremental Term Loan Waiver”), providing that the incremental term lenders agree to waive their right to any prepayment premium that may be payable in respect of the Incremental Term Loan (other than in connection with a pre-maturity acceleration of the Incremental Term Loan) for a period of eighteen months following the Effective Date. The Company will also enter into an amendment to the incremental term loan supplement and the related guaranty agreement to revise certain provisions to address the granting of new liens on our assets as described below under the description in this Item 1.01 titled Security Agreements.

The above summary of the Incremental Term Loan Waiver is qualified in its entirety by reference to the text of the Incremental Term Loan Waiver, which is attached hereto as Exhibit 10.8 and incorporated by reference herein.

Intercreditor Agreement

On the Effective Date, Wells Fargo Bank, National Association, in its capacity as the administrative agent under the Exit Credit Facility, Wilmington Trust, National Association, in its capacity as the administrative agent under Term Loan, and Wilmington Trust, National Association, in its capacity as the administrative agent under the Incremental Term Loan, entered into an intercreditor agreement (the “Intercreditor Agreement”) to govern the relationship of the lenders under the Exit Credit Facility, the lenders under the Term Loan and the lenders under the Incremental Term Loan with respect to the distribution of the proceeds of the collateral securing the obligations under such facilities and certain other matters.

The above summary of the Intercreditor Agreement is qualified in its entirety by reference to the text of the Intercreditor Agreement, which is attached hereto as Exhibit 10.9 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Exit Credit Facility, Term Loan Amendment, Incremental Term Loan Amendment and Waiver, Intercreditor Agreement and Security Agreements set forth in Item 1.01 of this report is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

On the Effective Date, pursuant to the terms of the Plan, the Company issued an aggregate of 22,000,000 shares of Common Stock to holders of HoldCo Notes (as defined in the Plan) and holders of OpCo Notes (as defined in the Plan). In addition, the Company issued (i) Series A Warrants to holders of HoldCo Notes to purchase 3,882,353 shares of Common Stock, (ii) Series B Warrants to the holders of Existing HoldCo Equity Interests to purchase 2,875,817 shares of Common Stock and (iii) Series C Warrants to the holders of Existing HoldCo Equity Interests to Purchase 3,195,352 shares of Common Stock.

The Plan and Confirmation Order provide for the exemption of the offer and sale of the new Common Stock from the registration requirements of the Securities Act pursuant to Section 1145(a)(1) of the Bankruptcy Code. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under the Plan from registration under Section 5 of the Securities Act and state laws if certain requirements are satisfied.

The information regarding the terms governing the exercise of the Warrants set forth in Item 1.01 of this report is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders

The information regarding the cancellation of the debt securities of the debtors and equity interests set forth in Item 1.02 of this report and the information set forth in Item 5.03 of this report is incorporated by reference herein.

Item 5.01 Change of Control of Registrant

On the Effective Date, by operation of the Plan, all previously issued and outstanding shares of the common stock of the Company and other outstanding Pre-Effective Equity Interests (as defined in the Plan) were cancelled, and the Company issued shares of Common Stock pursuant to the terms of the Plan as discussed in Item 3.02 of this report. In addition, as discussed in Item 5.02 of this report, the composition of the Board as of the Effective Date is substantially different than the composition of the Board immediately prior to the Effective Date. The persons chosen to serve as directors of the Company as of the Effective Date were selected in accordance with the terms of the Confirmation Order, the Plan and the Stockholders Agreement.

The information set forth in Item 1.01 and Item 5.02 of this report is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On the Effective Date, by operation of the Plan, the following persons ceased to serve as directors of the Company: Bob G. Alexander, Tucker Link, Marran H. Ogllvle, Ronnie Irani and Alvin Bernard Krongard.

On the Effective Date, by operation of the Plan and pursuant to the Stockholders Agreement, Jerry Winchester and Edward J. DiPaolo, who were existing directors of the Company, and Andrew Axelrod, Victor Danh, Steven Hinchman, David King and Doug Wall became members of the Board until the first annual meeting of the Company’s stockholders to be held in 2017 and their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

•	Jerry Winchester currently serves as President and Chief Executive Officer of the Company and has been a member of the Board since 2014.

•	Edward J. DiPaolo has been a member of the Board since 2014 and is currently Chairman and CEO of JNDI Corporation, a private international consulting firm that he founded in 2003.

•	Andrew Axelrod is the Managing Partner and Portfolio Manager of Axar Capital Management L.P.

•	Victor Danh is a Managing Director, Head of Research, and Senior Analyst at Mudrick Capital Management, L.P.

•	Steven Hinchman is the President and Chief Executive Officer of Scala Energy.

•	David King served as Chief Executive Officer of Archer Company from 2013 to 2016 and previously served as president of Halliburton’s Completion and Production Division.

•	Douglas J. Wall is the former President and Chief Executive Officer of Patterson-UTI Energy, Inc.

Mr. DiPaolo will serve as Chairman of the Board upon the Effective Date.

Committees of the Directors

The standing committees of the Board following the Effective Date will consist of an Audit Committee and a Nominating, Governance and Compensation Committee. The Board has appointed Messrs. Wall (Chairman), DiPaolo and Hinchman as the members of the Audit Committee and Messrs. King (Chairman), Danh, Axelrod and Hinchman as members of the Nominating, Governance and Compensation Committee.

Compensation of Directors

Subject to approval by the Nominating, Governance and Compensation Committee following the Effective Date, each non-employee director is expected to receive an annual cash retainer of $100,000 and an equity-based incentive to be valued at approximately $75,000. The Chairman of the Board is expected to receive an additional $12,000 per year, the Audit Committee chairman is expected to receive an additional $10,000 per year and the Nominating, Governance and Compensation Committee chairman is expected to receive an additional $5,000 per year.

Executive Officers

The Executive Officers will continue in their roles following the Effective Date of the Plan.

Incentive Plan

As provided in the Plan, the Company expects to implement a management incentive plan pursuant to which certain officers and employees of the Company will be eligible to receive, in the aggregate, cash and/or shares and/or options to acquire shares of Common Stock up to 10% of the Company’s total outstanding Common Stock at the discretion of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

On the July 22, 2016, pursuant to the terms of the Plan and in connection with the Company’s previously disclosed conversion from an Oklahoma corporation to a Delaware corporation, the Company filed a Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of Delaware. A description of the material provisions of the Certificate of Incorporation is set forth under Item 5.03 in the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2016, which description is incorporated herein by reference.

On the Effective Date, and pursuant to the terms of the Plan, the Company adopted new Bylaws (the “Bylaws”).

Authorized Capitalization

The Certificate of Incorporation provides that the Company is authorized to issue 100,000,000 shares of capital stock, divided into two classes consisting of (a) 90,000,000 shares of Common Stock and (b) 10,000,000 shares of preferred stock, par value $0.01 per share.

Description of Capital Stock

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election or removal of directors. The Bylaws provide that subject to the terms of the Stockholders Agreement, and to the rights of the holders of one or more series of preferred stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, the election of directors are determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Subject to the terms of the Stockholders Agreement, all other matters are determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the rules or regulations of any stock exchange applicable to the Company, the Certificate of Incorporation or the Bylaws, a different vote is required, in which case such provision shall govern and control the decision of such matter.

There is no cumulative voting by stockholders in the election of directors.

Dividends

The Bylaws provide that the Board may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of the Company’s capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law, the Certificate of Incorporation and the Stockholders Agreement.

Liquidation

Except as otherwise required by the Bylaws, the Common Stock will have all rights and privileges typically associated with such securities as set forth in the General Corporation Law of the State of Delaware (“DGCL”) in relation to rights upon liquidation.

Other Rights

Except as provided for by the Stockholders Agreement, the holders of Common Stock do not have preemptive rights to purchase shares of the Company’s Common Stock. Except as provided for by the Stockholders Agreement, the rights, preferences and privileges of holders of Common Stock will be subject to those of the holders of any shares of preferred stock that the Company may issue in the future.

Blank Check Preferred Stock

Except as provided for by the Stockholders Agreement, under the terms of the Certificate of Incorporation, the Board of Directors has the authority, without further action by the Company’s stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be approved by the Board of Directors. There are currently no shares of preferred stock outstanding, and the Company has no present plans to issue any shares of preferred stock.

The purpose of authorizing the Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could make it more difficult for a third party to acquire control of the Company, or could adversely affect the rights of the Company’s common stockholders by restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock or delaying or preventing a change in control without further action by the stockholders. As a result of these and other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock.

Limitation on Issuance of Nonvoting Equity Securities

The Certificate of Incorporation provides that the Company will not issue nonvoting equity securities; provided, however the foregoing restriction will (i) have no further force and effect beyond that required under Section 1123(a)(6) of Chapter 11 of Title 11 of the Bankruptcy Code, (ii) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company, and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect. The prohibition on the issuance of nonvoting equity securities is in compliance with Section 1123(a)(6) of the Bankruptcy Code.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws

The Company’s Certificate of Incorporation and Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board of Directors, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give the Board of Directors the power to discourage acquisitions that some stockholders may favor. A description of these provisions is set forth below.

Special Meetings of Stockholders

The Bylaws provide that, except as otherwise required by applicable law or provided in the Certificate of Incorporation, special meetings of stockholders may be called only by the Chairman of the Board or the President, by the Board, or by the Secretary at the request in writing of stockholders holding shares representing at least 20% of the voting power of the outstanding shares entitled to vote on the matter for which such meeting is to be called. The holders of a majority of the shares of stock entitled to vote shall constitute a quorum on the matter for which such meeting is called.

No Cumulative Voting

The Certificate of Incorporation provides that there will be no cumulative voting by stockholders in the election of Directors.

Advance Notice Procedure

The Bylaws state that if notice is provided for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Company’s notice of meeting (or any supplement thereto).

Authorized but Unissued Shares

Under Delaware law, the Company’s authorized but unissued shares of Common Stock are available for future issuance without stockholder approval. The Company may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporation acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability of Directors and Officers

The Certificate of Incorporation limits liability of directors to the fullest extent that the DGCL or any other law of the State of Delaware, as the same exists or may be amended, permits the limitation or elimination of the liability of directors, no person who is or was a director of the Company will be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, with certain exceptions, the Bylaws require that the Company indemnify its directors and officers to the fullest extent authorized or permitted by applicable law and that the Company pay such expenses in advance. The Company also expects to maintain directors’ and officers’ liability insurance. The Company believes that these indemnifications provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in the Company’s Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such action, if successful, might otherwise benefit the Company and its stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A.

The foregoing description of the Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to the full text of the Certificate of Incorporation and the Bylaws, which is incorporated herein as Exhibit 3.1 and Exhibit 3.2 to this report.

Item 8.01 Other

Successor Issuer

Pursuant to Rule 12g-3(a) of the Exchange Act, the Series B Warrants and Series C Warrants are deemed to be registered under Section 12(b) of the Exchange Act, and the Company is deemed to be the successor registrant to the Company in its state before the Effective Date. Such registration would expire on September 6, 2016, and we also intend to file, on or after the date hereof, a Registration Statement on Form 8-A to effect the registration of the Series B Warrants and Series C Warrants under Section 12(g) of the Exchange Act. As a result, the Company remains, and, following the filing of the Registration Statement on Form 8-A, will continue to remain, subject to the reporting requirements of the Exchange Act following the Effective Date.

Forward Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of

the Exchange Act. These statements relate to future events or performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “project,” “predict,” “potential,” “targeting,” “exploring,” “intend,” “could,” “might,” “should,” “believe” and similar expressions. These statements involve known and unknown risks and uncertainties and involve assumptions that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in these forward-looking statements are reasonable, but cannot assure you that these expectations will prove to be correct. The Company cautions you not to place undue reliance on the forward-looking statements contained in this report, which speak only as of the filing date.

Factors that could cause the Company’s results to differ materially include: (i) the potential adverse effects of Chapter 11 proceedings on the Company’s liquidity or results of operations; (ii) the ability to operate the business following the Effective Date; (iii) the effects of a bankruptcy filing on the Company’s business and the interests of various creditors, equity holders and other constituents; (iv) loss of customer orders, disruption in the supply chain and loss of the ability to maintain vendor relationships; (v) general economic or business conditions affecting the markets the Company serves; (vi) market prices for oil and natural gas; (ix) dependence on Chesapeake Energy Corporation and its working interest partners for a majority of revenues and the Company’s ability to secure new customers or provide additional services to existing customers; and (vii) other factors disclosed by the Company from time to time in its filings with the SEC, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation of Seventy Seven Energy, Inc.

3.2	Bylaws of Seventy Seven Energy, Inc.

10.1	Warrant Agreement, dated as of August 1, 2016

10.2	Stockholders Agreement, dated as of August 1, 2016

10.3	Registration Rights Agreement, dated as of August 1, 2016

10.4	Board Observer Agreement, dated as of August 1, 2016

10.5	Litigation Trust Agreement, dated as of August 1, 2016

10.6	Amended and Restated Credit Agreement, dated as of August 1, 2016

10.7	First Amendment to Incremental Term Loan, dated as of August 1, 2016

10.8	Incremental Term Loan Waiver, dated as of August 1, 2016

10.9	Intercreditor Agreement, dated as of August 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 3, 2016	SEVENTY SEVEN ENERGY INC.

	By:	/s/ Cary Baetz
Cary Baetz
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of Seventy Seven Energy, Inc.

3.2	Bylaws of Seventy Seven Energy, Inc.

10.1	Warrant Agreement, dated as of August 1, 2016

10.2	Stockholders Agreement, dated as of August 1, 2016

10.3	Registration Rights Agreement, dated as of August 1, 2016

10.4	Board Observer Agreement, dated as of August 1, 2016

10.5	Litigation Trust Agreement, dated as of August 1, 2016

10.6	Amended and Restated Credit Agreement, dated as of August 1, 2016

10.7	First Amendment to Incremental Term Loan, dated as of August 1, 2016

10.8	Incremental Term Loan Waiver, dated as of August 1, 2016

10.9	Intercreditor Agreement, dated as of August 1, 2016